Exhibit 99.1

For Immediate Release
November 6, 2018

TCG BDC, Inc. Announces Third Quarter 2018 Financial Results and Declares Fourth Quarter 2018 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its third quarter ended September 30, 2018.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	September 30, 2018	June 30, 2018
Total investments, at fair value	$2,018,998	$1,946,792
Total assets	2,147,841	2,031,168
Total debt	1,000,207	856,259
Total net assets	$1,104,742	$1,121,812
Net assets per share	$17.66	$17.93

	For the three month periods ended
	September 30, 2018	June 30, 2018
Total investment income	$51,280	$52,452
Net investment income (loss)	25,685	28,210
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(19,605)	(15,104)
Net increase (decrease) in net assets resulting from operations	$6,080	$13,106

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.41	$0.45
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(0.31)	(0.24)
Net increase (decrease) in net assets resulting from operations	$0.10	$0.21
Weighted-average shares of common stock outstanding—Basic and Diluted	62,568,651	62,568,651
Dividends declared per common share	$0.37	$0.37

Third Quarter 2018 Highlights
(dollar amounts in thousands, except per share data)

•
On November 5, 2018, the Company’s Board of Directors approved a $100 million stock repurchase program.  Pursuant to the program, the Company is authorized to repurchase up to $100 million in the aggregate of its outstanding common stock in the open market and/or through privately negotiated transactions at prices not to exceed the Company’s net asset value per share as reported in its most recent financial statements, in accordance with the guidelines specified in Rule 10b-18 of the Exchange Act. The program is expected to be in effect until November 5, 2019, or until the approved dollar amount has been used to repurchase shares;

•	On November 5, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on January 17, 2019 to stockholders of record as of December 28, 2018;

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•	Net investment income for the three month period ended September 30, 2018 was $25,685, or $0.41 per share, as compared to $28,210, or $0.45 per share, for the three month period ended June 30, 2018;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended September 30, 2018 was $(19,605), or $(0.31) per share, as compared to $(15,104), or $(0.24) per share, for the three month period ended June 30, 2018; and

•
Net increase in net assets resulting from operations for the three month period ended September 30, 2018 was $6,080, or $0.10 per share, as compared to $13,106, or $0.21 per share, for the three month period ended June 30, 2018.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of September 30, 2018, the fair value of our investments was approximately $2,018,998, comprised of 116 investments in 94 portfolio companies/investment fund across 27 industries with 57 sponsors. This compares to the Company’s portfolio as of June 30, 2018, as of which date the fair value of our investments was approximately $1,946,792, comprised of 108 investments in 89 portfolio companies/investment fund across 27 industries with 56 sponsors.
As of September 30, 2018 and June 30, 2018, investments consisted of the following:

	September 30, 2018		June 30, 2018
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,402,279	69.46%	$1,320,216	67.81%
First Lien/Last Out Unitranche	199,350	9.87	235,312	12.09
Second Lien Debt	170,657	8.45	160,905	8.27
Equity Investments	23,308	1.15	22,354	1.15
Investment Fund	223,404	11.07	208,005	10.68
Total	$2,018,998	100.00%	$1,946,792	100.00%

The following table shows our investment activity for the three month period ended September 30, 2018:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$181,334	78.39%	$(98,023)	68.27%
First Lien/Last Out Unitranche	3,547	1.53	(24,770)	17.25
Second Lien Debt	11,766	5.09	(1,801)	1.25
Equity Investments	190	0.08	—	—
Investment Fund	34,500	14.91	(19,000)	13.23
Total	$231,337	100.00%	$(143,594)	100.00%

Overall, total investments at fair value increased by 3.7%, or $72,206, during the three month period ended September 30, 2018 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund, LLC (“Credit Fund”), which is not consolidated with the Company, increased by 5.5%, or $62,216, during the three month period ended September 30, 2018 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of September 30, 2018, Credit Fund had total investments at fair value of $1,198,432, which comprised 99.5% of first lien senior secured loans and 0.5% of second lien senior secured loans at fair value. All investments in the Credit Fund portfolio were floating rate debt investments with interest rate floors.

As of September 30, 2018, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 9.07% and 11.01%, respectively, with a total weighted average yield of 9.25%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of September 30, 2018. As of September 30, 2018, on a fair value basis, approximately 0.8% of our debt investments bear interest at a fixed rate and approximately 99.2% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.

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As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of September 30, 2018 and June 30, 2018:

	September 30, 2018		June 30, 2018
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$104.7	5.91%	$61.7	3.59%
Internal Risk Rating 2	1,298.0	73.24	1,297.0	75.57
Internal Risk Rating 3	224.7	12.68	226.1	13.17
Internal Risk Rating 4	119.1	6.72	87.8	5.12
Internal Risk Rating 5	9.4	0.53	30.7	1.79
Internal Risk Rating 6	16.4	0.92	13.1	0.76
Total	$1,772.3	100.00%	$1,716.4	100.00%

As of September 30, 2018 and June 30, 2018, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended September 30, 2018 and June 30, 2018 was $51,280 and $52,452, respectively. This $1,172 net decrease was primarily due to a decrease in other income from our debt portfolio, partially offset by an increase in interest and dividend income from Credit Fund, during the three month period ended September 30, 2018.

Total expenses for the three month periods ended September 30, 2018 and June 30, 2018 were $25,595 and $24,242, respectively. This $1,353 net increase during the three month period ended September 30, 2018 was primarily attributable to an

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increase in interest expense as a result of an increase in secured borrowings and a one-time acceleration of $652 of amortization of debt issuance costs related to the 2015-1 Debt Securitization Refinancing and an increase in management fees, partially offset by a decrease in incentive fees.

During the three month period ended September 30, 2018, the Company recorded a net realized loss and change in unrealized depreciation of $(19,605). This was primarily driven by the unrealized depreciation in Product Quest Manufacturing, LLC due to its bankruptcy filing, as well as due to changes in various inputs utilized under our valuation methodology, including, but not limited to, market spreads, leverage multiples and borrower ratings, and the impact of exits. In particular, effective September 17, 2018, Tweddle Group, Inc. completed a restructuring whereby a portion of the first lien debt held by us was exchanged into equity. As a result of this restructuring, $3,832 of unrealized depreciation was reversed and we realized a loss of $4,087 during the period.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of September 30, 2018, the Company had cash and cash equivalents of $112,911, notes payable (before debt issuance costs) of $449,200, and secured borrowings outstanding of $554,299. As of September 30, 2018, the Company had $258,701 of remaining unfunded commitments and $141,747 available for additional borrowings under its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On November 5, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on January 17, 2019 to stockholders of record as of December 28, 2018.

Conference Call

The Company will host a conference call at 9:30 a.m. EST on Wednesday, November 7, 2018 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	September 30, 2018	June 30, 2018
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,820,646 and $1,746,623, respectively)	$1,781,621	$1,722,393
Investments—non-controlled/affiliated, at fair value (amortized cost of $13,595 and $15,940, respectively)	13,973	16,394
Investments—controlled/affiliated, at fair value (amortized cost of $224,001 and $208,501, respectively)	223,404	208,005
Total investments, at fair value (amortized cost of $2,058,242 and $1,971,064, respectively)	2,018,998	1,946,792
Cash and cash equivalents	112,911	27,928
Receivable for investment sold	—	40,077
Deferred financing costs	4,126	3,246
Interest receivable from non-controlled/non-affiliated investments	4,895	6,150
Interest receivable from non-controlled/affiliated investments	10	8
Interest and dividend receivable from controlled/affiliated investments	6,881	6,442
Prepaid expenses and other assets	20	525
Total assets	$2,147,841	$2,031,168
LIABILITIES
Secured borrowings	$554,299	$585,105
Notes payable, net of unamortized debt issuance costs of $3,292 and $1,846, respectively	445,908	271,154
Payable for investments purchased	—	8,780
Due to Investment Adviser	131	134
Interest and credit facility fees payable	4,478	6,166
Dividend payable	23,150	23,151
Base management and incentive fees payable	12,992	13,252
Administrative service fees payable	116	113
Other accrued expenses and liabilities	2,025	1,501
Total liabilities	1,043,099	909,356

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 62,568,651 shares issued and outstanding at September 30, 2018 and June 30, 2018, respectively	626	626
Paid-in capital in excess of par value	1,179,432	1,179,432
Offering costs	(1,633)	(1,633)
Total distributable earnings (loss)	(73,683)	(56,613)
Total net assets	$1,104,742	$1,121,812
NET ASSETS PER SHARE	$17.66	$17.93

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	September 30, 2018	June 30, 2018
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$41,736	$41,717
Other income	1,925	3,590
Total investment income from non-controlled/non-affiliated investments	43,661	45,307
From non-controlled/affiliated investments:
Interest income	418	447
Total investment income from non-controlled/affiliated investments	418	447
From controlled/affiliated investments:
Interest income	3,401	3,198
Dividend income	3,800	3,500
Total investment income from controlled/affiliated investments	7,201	6,698
Total investment income	51,280	52,452
Expenses:
Base management fees	7,543	7,266
Incentive fees	5,449	5,984
Professional fees	869	959
Administrative service fees	179	185
Interest expense	10,372	8,709
Credit facility fees	583	581
Directors’ fees and expenses	92	93
Other general and administrative	478	435
Total expenses	25,565	24,212
Net investment income (loss) before taxes	25,715	28,240
Excise tax expense	30	30
Net investment income (loss)	25,685	28,210
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	(4,633)	1,775
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	(14,795)	(15,282)
Non-controlled/affiliated	(76)	(136)
Controlled/affiliated	(101)	(1,461)
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(19,605)	(15,104)
Net increase (decrease) in net assets resulting from operations	$6,080	$13,106
Basic and diluted earnings per common share	$0.10	$0.21
Weighted-average shares of common stock outstanding—Basic and Diluted	62,568,651	62,568,651

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through September 30, 2018, TCG BDC has invested approximately $4.3 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Christopher Ullman
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5450 christopher.ullman@carlyle.com

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